EXCLUSIVE COLLABORATION AGREEMENT

THIS EXCLUSIVE COLLABORATION AGREEMENT (this “Agreement”) is entered into on April 1, 2010 between

(1)
Beijing Yangguang Jiaze Network Technology Limited, with its registered office at Room 3-702, International Financial Center, No. 87 West 3rd Ring North Road Haidian District, Beijing China. (“Party A”)

(2)	Sunity Information Technology (Beijing) Co., Ltd. with its registered office at Room 208A, No. 3, North Side, Haidian District, Beijing (“Party B”)

Each of Party A and Party B is individually referred to herein as a “Party”, and collectively as the “Parties”.

RECITALS:

(1)
WHEREAS, Party A, wholly foreign-owned enterprise duly organized and existing under PRC laws, owns considerable knowledge in the online game research and development, online game software maintenance and technical support.

(2)	WHEREAS, Party B, a private enterprise in China located at Beijing, China, focusing on the research, development and operation of the online game.

NOW, THEREFORE, through friendly negotiation and on the principle of equality and mutual benefit, in relation to the exclusive license granted, by Party A, to Party B to sell and operate the software developed, the exclusive technical support and maintenance provided, by Party A, to Party B and the payment by Party B to Party A under this Agreement, Parties hereby agree as follows:

I.	CONTENTS OF EXCLUSIVE COLLABORATION

1.1
Party A agrees to grant Party B an exclusive license within China all the computer programs relating to the online gaming Party A developed in consideration of a royalty fee paid by Party B on a yearly basis.

1.2
Party A agrees to provide technical support to Party B, on an exclusive basis, for the marketing, operation and maintenance of the online games. The services include: (a) server maintenance; (2) further development, renewal, upgrading and application of the software; (3) transfer and adjustment of database; (4) training of the technical personnel; and (5) other technical support required by Party B.

1.3
Party A agrees to provide management consulting service to Party B, on an exclusive basis. Those services include: (a) Party A will provide operation management services with the resolution approving the status in quo and the realities of Party B, customizes the details of operation management services and provides operation management services based on the resolution; (b) When the service scheme is confirmed, Party A will optimize the operation management and organization of Party B’s departments relying on the authorization, include without limitation to track implementation status, collect relevant materials, assist market promotion, provide advice and suggestion, improve system management service.

II.	REPRESENTATIVES AND WARRANTS

2.1.
Party B undertakes not to alter the licensed software by itself or through a third party without the prior written consent of Party A. Party B shall not sell or sub-license the authorized program and/or software to any third party by itself or through any other third party.

2.2.
Party B undertakes to seek technology support services in accordance with this Agreement from Party A on an exclusive basis, and shall not enter into any same or similar technology support services agreements with any third party other than Party A during the team of this Agreement;

2.3.
It is agreed that Party A retains all the intellectual property rights associated with the program and relevant documentation pursuant to the Agreement. Without prior written consent by Party A, Party B could not use or disclose to any third party the software and documentation mentioned above.

2.4.	In no case shall Party B transfer any of its rights and obligations provided in this Agreement to any third party without obtaining the prior written consent of Party A.

III.	SERVICE FEE PAYMENT

3.1.
In consideration for the exclusive license granted by Party A to Party B to license and market its online games, unless as otherwise instructed by Party A in writing, Party B shall pay 10% of its revenues as the loyalty to Party A, on a yearly basis. Party B shall pay the loyalty in the last week of March every year.

3.2.
In consideration for the exclusive technical support and consulting service provided by Party A to Party B, Party B shall pay Party A service fees, which will be determined on an arms-length and reasonable basis based on the cost and expenses incurred by the Parties. The service fee shall be paid on a yearly basis and in the last week of March every year. The amount of the service fee shall be confirmed and agreed in writing by the Parties.

3.3.
Unless otherwise agreed by the Parties, the loyalty and the service fees should be deposited by Party B to the bank account designated by Party A, Party A shall confirm the service fee due by way of an invoice to Party B.

3.4.	Taxes and expenses arising out of the execution and implementation of this Agreement shall be borne by the Parties respectively.

IV.	BREACH OF AGREEMENT

4.1.
If Party B breaches this Agreement, and enters into an agreement with a third Party for a similar service, then Party B should compensate Party A double the amount of services fees due for that as agreed under clause 3.1 of this Agreement as penalty.

4.2.
In the event that Party B fails to pay the fee provided under this Agreement to Party A, interest is payable to Party A on the service fee due at a daily rate of 0.015% of the overdue payment until such payment is made in full. In the event that Party B fails to make the payment within 30 days, Party A is entitled to request for the exercise and enforcement of the security rights on the equity of Party B according to the Shares Pledge Agreement executed by Party A and the Shareholders of Party B. In this case, Party B shall not refuse or withhold in any manner the exercise of Party A’s security rights.

V.	TERM AND TERMINATION

5.1.
The term of this Agreement will be 20 years, commencing from the date of this Agreement. Upon the expiration, Party A has the sole discretion to renew the agreement for another 20 years without obtaining the consent of Party B.

5.2.
Any Party will be deemed to have breached the Agreement if it fails to perform any obligations hereinto; the non-breaching Party is entitled to issue written notice to terminate this Agreement to the breaching Party if the breaching Party has not taken any measures to cure or remedy the breach within 30 business days of the written notice to cure such breaches notified by the non-breaching Party.

VI.	GOVERNING LAW AND DISPUTE SETTLEMENT

6.1.	The execution, validity, interpretation and implementation of this Agreement shall be governed by the laws of People’s Republic of China.

6.2.
If a dispute arises in connection with the interpretation or implementation of this Agreement, the Parties shall attempt in the first instance to resolve any such dispute through friendly consultations among themselves and/or mediation by a neutral third party. If the dispute cannot be resolved in the aforementioned manner within thirty (30) days after the commencement of discussions, any Party may submit the dispute to arbitration.

6.3.
Any dispute arising in connection with this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission and should be resolved in accordance with the Arbitration Rules of CIETAC.

6.4.	The arbitration award shall be final and binding on the Parties. The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration panel.

6.5.	During arbitration, the Parties shall, to the extent possible, continue to implement those parts of this Agreement not being arbitrated.

VII.	MISCELLANEOUS

8.1	The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by the Parties (which instrument shall be attached as an Appendix hereto).

8.2	Failure or delay on the part of either Party to exercise any right under this Agreement shall not be deemed as a waiver thereof.

8.3	The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement which is unrelated to that provision.

8.4	Party B may not assign or otherwise transfer his rights or obligations under this Agreement without the prior written consent of Party A.

8.5	This Agreement shall become effective as of the date when this Agreement is duly signed by the Parties.

8.6	This Agreement is executed in two (2) originals in English and in Chinese, with each Party holding one (1) set of originals. In the event of a conflict, the Chinese version will prevail.

(Rest of this page shall be left blank; execution page is on the following page)

THE PARTIES HERETO have executed or caused this Agreement to be executed by their duly authorized representatives as of the date first indicated above.

Party A:
Beijing Yangguang Jiaze Network Technology Co., Ltd.,

/s/ Fan Zhang
Authorized representative

Stamp:

Date:           April 1, 2010

Party B:
Sunity Information Technology (Beijing) Co., Ltd.,

/s/ Fan Zhang
Authorized representative

Stamp:

Date:           April 1, 2010